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                                                                    Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amended Registration Statement on Form S-4 of our report dated February 15, 2001 (except with respect to the matter discussed in Note 12 of the combined financial statements, as to which the date is April 18,
2001) on the combined financial statements of Frontier Incumbent Local
Exchange Carrier Businesses and to all references to our Firm included in this Registration Statement.

                                             /s/ Arthur Andersen LLP


New York, New York
February 1, 2002